Minutes of a Meeting of the Directors of
                            L.O.M. Laboratories Inc.
              held at Westbank, in the Province of British Columbia
                        on the 13th day of January, 1998

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Present:

     John Klippenstein                            Maria Klippenstein

All the Directors being present, and notice calling the Meeting having been waived, and the holding of a Meeting consented to by the Directors, the Meeting was declared to be regularly constituted.

UPON  MOTION  DULY MADE AND  SECONDED,  IT WAS  UNANIMOUSLY  RESOLVED  that John
Klippenstein act as Chairman of the Meeting and that Maria Klippenstein act as Secretary of the Meeting.

The Chairman then advised the Meeting that L.O.M. Medical International Inc. wished to purchase FOUR THOUSAND EIGHT HUNDRED (4800) Shares in the Company for the consideration of $0.01 per share.

UPON MOTION DULY MADE AND SECONDED, IT WAS UNANIMOUSLY RESOLVED that the share allotment effected in a Meeting of the Shareholders of L.O.M. Laboratories Inc., dated the 13th of January, 1998 be approved, and that a new Share Certificate be issued as follows:

     "Share Certificate No. FIVE (5) issued to L.O.M. Medical International Inc. for FOUR THOUSAND EIGHT HUNDRED (4800) Class "A" Common Shares WPV."

THE FOLLOWING MEMORANDUM was then read in order to be inserted in the Minutes:

     "We, the undersigned, being all the Directors of the Company, do hereby consent to and adopt in writing the foregoing resolutions and do hereby consent to this Meeting being held at the above time and place and do hereby waive notice of this Meeting."

THERE BEING no further business to conduct, on motion the Meeting then adjourned.


/s/ JOHN KLIPPENSTEIN                        /s/ MARIA KLIPPENSTEIN
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John Klippenstein                            Maria Klippenstein


File No.:D204\7314



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